                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                           FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        Omagine, Inc.
      -----------------------------------------------------
     (Exact Name of Registrant as Specified in Its Charter)


     Delaware                            20-2876380
 ----------------------   ------------------------------------
-
(State or Incorporation) (I.R.S. Employer Identification
Number)


        350 Fifth Avenue, New York, NY          10118
      --------------------------------------   --------
     (Address of Principal Executive offices) (Zip Code)



          Alfa International Corp 2003 Stock Option Plan
          ----------------------------------------------
                   (Full Title of the Plan)



Frank J. Drohan, President         Marc S. Gottlieb, Esq.
Omagine, Inc.                      One Liberty Plaza
350 Fifth Avenue, Suite 1103       46th Floor
New York, NY 10118                 New York, NY 100068
------------------------------------------------------------
           (Name and address of agent for service)



212-563-4141                       212-531-8276
------------------------------------------------------------
  (Telephone Number, including area code of agent for service)


                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
---
                                  Proposed maximum   Proposed maximum
Title of securities Amount to be   offering price   aggregate offering       Amount of
 to be registered   registered   per share(2)          price (1)         registration
fee
--------------------------------------------------------------------------------------
---
Common Stock,       2,500,000         $0.10 to           $1,250,000           $133.75
par value $.001                       $1.00
per share


(1)   Estimated solely for the purpose of calculating the registration fee pursuant to
Rule 457(h)(1) under the Securities Act of 1933 on the basis of the weighted average of
the exercise prices of the presently issued and outstanding options under the Alfa
International Corp 2003 Stock Option Plan (the ?Plan?).

(2)   Omagine, Inc. (the ?Company? or the ?Registrant?)is registering 2,500,000 shares of
Common Stock, $.001 par value per share (?Common Stock?), all of which are reserved for
issuance under the Plan. Registration Statement also covers participation interests associated with the plan and an indeterminate number of additional shares of the
Registrant?s Common Stock with respect to the shares registered hereunder in the event of
a stock split, stock dividend or similar transaction.


                          PART I

Item 1.   Plan Information
          ----------------

The documents containing the information specified in ?Item 1. Plan Information? and ?Item 2. Registrant Information and Employee Plan Annual Information? of Form S-8 will be sent or given to participants of the Alfa International Corp. 2003 Stock
Option Plan as specified by Rule 428(b)(1) under the Securities
Act of 1933, as amended (the ?Securities Act?). In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the ?Commission?) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-
8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Alfa International Corp. 2003 stock Option Plan is attached as
Exhibit 4 and incorporated by reference into this Item 1 of Part
I.



Item 2.   Registrant Information
          ----------------------

All holders of stock options for the purchase of Common Stock pursuant to the Plan may obtain, without charge, a copy of the Plan and/or a copy of any of the documents incorporated by reference in Item 3 of Part II of this registration statement upon written or oral request to the Company by contacting:

                Mr. Charles P. Kuczynski
                       Secretary
                     Omagine, Inc.
                The Empire State Building
                    350 Fifth Avenue
                      Suite 1103
                     New York, NY
               Tel: 212-563-4141, ext. 208
                   Fax: 212-563-3355

                          PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation Of Documents By Reference
          ---------------------------------------

Incorporated herein by reference are the following documents of the Company filed with the Commission:

(a) The Company?s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006;

(b) The Company?s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007 and June 30,2007;

(c) The description of the Company?s Common Stock set forth in the Company?s Registration Statement on Form SB-2 filed with the Commission on June 28, 2006.

(d)    The Company?s Definitive Proxy Statement filed with the
Commission on June 2, 2006.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------
Not Applicable.


Item 5.   Interests of Named Experts and Counsel
          --------------------------------------
Not Applicable.


Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its officers and directors to the extent provided in that statute. The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware Corporation Law, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section. The Corporation shall advance expenses to the fullest extent permitted by said section.


Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

No.            Description                                Page
---            -----------                                ----
-
3 (i)        Articles of Incorporation                      *

3 (ii)       By-Laws                                        *

4.           Registrant?s 2003 Employee Stock
             Option Plan

5.           Opinion on Marc S. Gottlieb

23.1         Consent of Marc. S. Gottlieb (Included in
             Exhibit 5)

23.2         Consent of Michael Studer

24.          Power of Attorney


*    Filed as an exhibit to the Registrant?s Report on Form
10-
QSB for the quarterly period ended September 30, 2005 filed with the Commission on November 18, 2005 and incorporated herein by reference.

Item 9. Undertakings

(a)   The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% percent change in the maximum aggregate offering price set forth in the
?Calculation of Registration Fee? table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that:

        (A) Paragraphs (a)(1)(i)and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (Section 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d)of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, ( Section 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b)as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A
(Section 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

         The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.


(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant?s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan?s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



Item 10.   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York and the State of New York on September 20, 2007.

Omagine, Inc.

By:   /s/ Frank J. Drohan
   -----------------------

Frank J. Drohan
President and Chief Executive Officer